Hoak Public Equities, L.P. SC 13D

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated March 20, 2017 (including amendments thereto) with respect to the Ordinary Shares of magicJack VocalTec, Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 20, 2017

Hoak Public Equities, L.P.		Hoak Fund Management, L.P.

By:	Hoak Fund Management, L.P., its general partner	By:	Hoak & Co., its general partner

By:	Hoak & Co., its general partner	By:	/s/ J. Hale Hoak
J. Hale Hoak
By:	/s/ J. Hale Hoak		President
J. Hale Hoak
President

CDW Fund, L.P.		CDW Capital Management, L.P.

By:	CDW Capital Management L.P., its general partner	By:	Hoak & Co., its general partner

By:	Hoak & Co., its general partner	By:	/s/ J. Hale Hoak
J. Hale Hoak
By:	/s/ J. Hale Hoak		President
J. Hale Hoak
President

Hoak & Co.		James M. Hoak

By:	/s/ J. Hale Hoak	By:	/s/ James M. Hoak
	J. Hale Hoak		James M. Hoak
President

J. Hale Hoak

By:	/s/ J. Hale Hoak
J. Hale Hoak